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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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CELLDEX THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CELLDEX THERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 15, 2010

To the Stockholders of
Celldex Therapeutics, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celldex Therapeutics, Inc. (the "Company") will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on September 15, 2010 beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

  •
  To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

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  Any other matters that may properly come before the meeting.

        Only stockholders of record at the close of business on July 28, 2010 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

        Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Avery W. Catlin Chief Financial Officer and Secretary

August 6, 2010
Needham, MA

CELLDEX THERAPEUTICS, INC.
119 FOURTH AVENUE
NEEDHAM, MA 02494

PROXY STATEMENT

        This proxy statement contains information related to the Annual Meeting of Stockholders to be held on September 15, 2010 at 9:00 a.m. local time, at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Celldex Therapeutics, Inc. The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about August 6, 2010.

        Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 15, 2010.

        Our proxy materials including our Proxy Statement for the 2010 Annual Meeting, 2009 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card are available on the Internet at www.proxyvote.com.

 ABOUT THE MEETING

Why are we calling this Annual Meeting?

        We are calling the Annual Meeting to seek the approval of our stockholders to:

  •
  To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

  •
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

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  Any other matters that may properly come before the meeting.

What are the Board's recommendations?

        Our Board of Directors believes that the election of the director nominees identified herein and the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on the record date, July 28, 2010, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

        As of the record date, we had 31,886,930 outstanding shares of common stock.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

        In accordance with our security procedures, you must comply with our pre-registration requirements, you must present a form of government issued photograph identification on the day of the Annual Meeting and you must arrive at least thirty minutes prior to the meeting in order to attend the Annual Meeting. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Kathy Reamer by email at kreamer@celldextherapeutics.com or by phone at 908-454-7120 ext. 308 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Celldex Therapeutics, Inc., 222 Cameron Drive, Suite 400, Phillipsburg, NJ 08865, Attn: Kathy Reamer or kreamer@celldextherapeutics.com. Attendance at the Annual Meeting will be limited to persons who pre-registered on or before September 10, 2010, who present a form of government-issued photograph identification on the day of the Annual Meeting, and who arrive by 8:30 am local time.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

        You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

        If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

  •
  filing with the Secretary of the Company a notice of revocation;

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  sending in another duly executed proxy bearing a later date; or

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  attending the meeting and casting your vote in person.

        Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each proposal?" below.

What vote is required to approve each proposal?

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

        With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and "broker non-votes" (see below), if any, will not affect the outcome of the vote on this proposal.

        With respect to the other proposal and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and "broker non-votes" (see below), if any, will not affect the outcome of the vote on these proposals.

        Holders of the common stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are "broker non-votes"?

        Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed "routine" by the New York Stock Exchange (NYSE), such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called "broker non-votes." The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

        An important change in the NYSE rule went into effect recently and is effective for this year's Annual Meeting. Pursuant to this rule change, the election of directors is not considered to be a "routine" matter and brokers are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary voting authority in the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a "routine" matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal.

        However, as a result of the NYSE rule change discussed above, the election of directors is not considered to be a "routine" matter and hence there may be a significant number of broker non-votes on the election of directors.

How are we soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY
ELECTED AND QUALIFIED

(Proposal No. 1)

        At the Annual Meeting, eight directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

        It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board of Directors. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below.

Nominees for Election

        The persons listed below have been nominated for election (the "Director Nominees") to fill the eight director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Larry Ellberger (Chairman of the Board)	62	2003
Anthony S. Marucci (Chief Executive Officer)	48	2008
Herbert J. Conrad	77	2008
George O. Elston	45	2008
Karen Shoos Lipton	57	2001
Dr. Rajesh B. Parekh	50	2008
Harry H. Penner, Jr.	65	1997
Timothy M. Shannon	51	2009

        The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to Celldex by each Director Nominee.

Director Nominees

        Larry Ellberger was appointed Chairman of the Board of Directors in September 2009 and has been a director of Celldex since August 2003. He is a Founder and Principal of HVA, Inc. a consulting firm specializing in business development, product acquisition and licensing, and mergers and acquisitions for pharmaceutical, biotechnology, drug delivery, and medical device companies. He was most recently Interim Chief Executive Officer of PDI, Inc., a diversified sales and marketing services provider to the biopharmaceutical, medical device and diagnostic industries. From 2000 to 2003, he was Senior Vice President of Powderject plc. He also served as a director of Powderject from 1997 to 2003. Previously Mr. Ellberger was an employee of W.R. Grace & Co. from 1995 to 1999, serving as Chief Financial Officer from 1996 and Senior Vice President, Strategic Planning and Development from 1995, and Acting Chief Executive Officer in 1997. From 1975 to 1995, Mr. Ellberger held numerous senior executive positions at American Cyanamid Company, serving the last four years as Vice President, Corporate Development. (In April 2001, nearly two years after Mr. Ellberger left W.R. Grace & Co., that company filed for bankruptcy protection under Chapter 11.) Mr. Ellberger currently serves on the Board of Directors of TransPharma Medical, Ltd., a privately held specialty pharmaceutical company, and The Jewish Children's Museum. Mr. Ellberger was formerly Chairman of the Board of Omrix BioPharmaceuticals, Inc. until its acquisition by Johnson & Johnson in 2008.

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of Celldex in December 2008. Mr. Marucci had been serving as the Chief Executive Officer and President on an interim basis since May 2008 in addition to his role as Executive Vice President, Corporate Development which he assumed upon consummation of the merger (the "AVANT Merger") of Celldex Research Corporation (formerly known as Celldex Therapeutics, Inc.) ("Celldex Research") and Celldex (formerly known as AVANT Immunotherapeutics, Inc.). Mr. Marucci is also a director of the Company's subsidiary in the UK, Celldex Therapeutics Limited. Mr. Marucci had been Celldex Research's Acting Chief Executive Officer since October 2007 and its Vice President, Chief Financial Officer, Treasurer and Secretary since May 2003. In addition, he was Treasurer of Medarex from December 1998 to March 2004. Mr. Marucci held a series of senior financial positions at Medarex from December 1998 to May 2003. Mr. Marucci is a member of the Board of Trustees of BioNJ and also serves as its Treasurer. Mr. Marucci received his M.B.A. from Columbia University.

        Herbert J. Conrad became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Conrad had been a director of Celldex Research since March 2004. Mr. Conrad is currently a director of Pharmasset, Inc. and Savient Pharmaceuticals, Inc. and serves on the Medical Advisory Board of Henry Schein. He previously served as Chairman of Sapphire Therapeutics, Inc. from 2005 until its acquisition by the Helsinn Group in 2009 and as a director for Symphony Evolution, Inc. from 2005 to 2009. He served as Chairman of the Board of Directors of GenVec, Inc. from 1996 to 2003, where he was the Chief Executive Officer from September 1996 to December 1996. From 1960 to 1993 Mr. Conrad was with Hoffmann La Roche where he was President of the U.S. Pharmaceuticals Division from 1982 through 1993. He received B.S. and M.S. degrees from the Brooklyn College of Pharmacy and an honorary Doctorate in Humane Letters from Long Island University.

        George O. Elston became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Mr. Elston had been a director of Celldex Research since March 2004. Mr. Elston is currently consulting for and was most recently the Chief Financial Officer of Optherion, Inc., a privately held biopharmaceutical company located in New Haven, CT. Mr. Elston has more than 20 years of financial and business expertise in the biotechnology and medical device industries. Before joining Optherion,

Mr. Elston was with Elusys Therapeutics where he raised significant funding from government and private sources, completed multiple strategic collaborations with large pharmaceutical and biotechnology firms, and oversaw collaborations with the U.S. Department of Defense and the National Institutes of Health. Before joining Elusys, Mr. Elston was Chief Financial Officer of Trillium USA, Inc., where he established the financial and administrative functions for the company's multi-national operations. Previously, Mr. Elston was with C.R. Bard, Inc., an international manufacturer and distributor of medical devices, where he directed financial operations for multiple manufacturing facilities in several countries and successfully integrated strategic acquisitions; and with PricewaterhouseCoopers. Mr. Elston received his BBA in Public Accounting from Pace University and is a Certified Public Accountant.

        Karen Shoos Lipton has been a director of Celldex since May 2001. Ms. Lipton was appointed Chief Executive Officer of the American Association of Blood Banks (dba AABB) in October 1994. AABB is a professional standards setting and accrediting organization in the fields of blood and cellular therapies. Previously she has held senior positions at the American Red Cross since 1984, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Lipton was a lawyer in private practice. Ms. Lipton earned her AB from Yale University and her JD from Case Western Reserve University.

        Dr. Rajesh B. Parekh became a director of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Parekh is also a director of the Company's subsidiary in the UK, Celldex Therapeutics Limited. Dr. Parekh had been a director of Celldex Research since March 2004 and has been a General Partner at Advent Venture Partners (UK) since 2006. Prior to joining Advent, Dr. Parekh was an Entrepreneur-in-Residence at Abingworth Management Limited (UK) from 2003-2005. Dr. Parekh has also been a Visiting Professor at the University of Oxford. He was a co-founder and served as Chief Scientific Officer and Senior Vice President of Research and Development of Oxford GlycoSciences, plc (UK) from 1988 to 2003. Dr. Parekh is also chairman of Galapagos NV (Belgium) since 2004 and currently serves on the boards of directors of four private companies in the United States and Europe. He received his B.A. and D. Phil. degrees in Biochemistry and Molecular Medicine from the University of Oxford.

        Harry H. Penner, Jr. has been a director of Celldex since January 1997 and was Chairman of Celldex prior to the consummation of the AVANT Merger. He is Chairman and Chief Executive Officer of Nascent BioScience, LLC, a firm which has been instrumental in the founding and development of a number of new biotechnology companies, including New Haven Pharmaceuticals, Inc. (of which he is currently Chairman and Chief Executive Officer), Rib-X Pharmaceuticals, Inc., Marinus Pharmaceuticals, Inc., RHEI Pharmaceuticals, Inc., RxGen Inc., Affinimark Technologies, Inc., and MAK Scientific. He has served as BioScience Advisor to the Governor of the State of Connecticut, and as Chair of the Connecticut Board of Governors of Higher Education, CURE, the Connecticut BioScience Cluster, and the Connecticut Technology Council. From 1993 to 2001, Mr. Penner was a director, President and CEO of Neurogen Corporation. Previously, he served as Executive Vice President of Novo Nordisk A/S from 1985 to 1993 and President of Novo Nordisk of North America, Inc. from 1988 to 1993. He serves on the boards of Rib-X, Marinus, Rhei, and RxGen. In addition, Mr. Penner served on the boards of Altus Pharmaceuticals, Inc. until October 2009 and Genaissance Pharmaceuticals, Inc. until it was acquired in October 2005. Mr. Penner holds degrees from the University of Virginia (BA), Fordham University (JD), and New York University (LLM).

        Timothy M. Shannon, M.D. became a director of Celldex in October 2009 upon the acquisition of CuraGen Corporation ("CuraGen") by Celldex (the "CuraGen Acquisition"). He had been a CuraGen Director since his appointment as CuraGen's President and Chief Executive Officer in September 2007. From January 2004 until September 2007, Dr. Shannon served as CuraGen's Executive Vice President and Chief Medical Officer. From September 2002 until December 2003, Dr. Shannon served as CuraGen's Senior Vice President of Research and Development. Prior to joining CuraGen,

Dr. Shannon worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon is currently a venture partner at Canaan Partners, a global venture capital firm. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

Family Relationships

        There are no family relationships among our Director Nominees, management and other key personnel.

The Board of Directors and Its Committees

Board of Directors

        We are currently managed by a nine member Board of Directors, a majority of who are "independent" as that term is defined in the applicable NASDAQ listing standards. Other than Mr. Marucci and Dr. Shannon, each of our directions is deemed "independent" as that term is defined in the applicable NASDAQ listing standards. Our Board of Directors met twelve times in 2009. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees). Our annual meeting of stockholders is generally held to coincide with one of the Board's regularly scheduled meetings. We do not have a formal policy requiring members of the Board of Directors to attend our annual meetings, although our directors typically attend the annual meeting. Each of the then current directors attended the 2009 annual meeting of stockholders with the exception of Mr. Ellberger who was unable to attend due to illness.

Audit Committee

        The Board of Directors has established an Audit Committee currently consisting of George O. Elston, Chairman, Larry Ellberger, and Harry H. Penner, Jr. Mr. Elston was appointed Chairman of the Audit Committee effective September 3, 2009 following Mr. Ellberger's resignation as Chairman of the Audit Committee. Mr. Ellberger had served as Chairman of the Audit Committee for the year ended December 31, 2008 and for the period in 2009 through September 3, 2009. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the Audit Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has designated George O. Elston as an "audit committee financial expert," as defined under the applicable rules of the SEC and the applicable NASDAQ listing standards. The Audit Committee met ten times during 2009. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.celldextherapeutics.com.

Compensation Committee

        The Board of Directors has established a Compensation Committee currently consisting of Dr. Rajesh B. Parekh, Chairman, Harry H. Penner, Jr. and Charles R. Schaller. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon his recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. Each member of the Compensation Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Compensation Committee met four times during 2009. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.celldextherapeutics.com.

Nominating and Corporate Governance Committee

        The Board of Directors has established a Nominating and Corporate Governance Committee consisting of Herbert J. Conrad, Chairman, Karen Shoos Lipton, Larry Ellberger and Charles R. Schaller. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding our governance. Each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee met three times during 2009. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.celldextherapeutics.com.

Director selection criteria

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate mix of professional competencies, key attributes, skills and experiences required of board members to work together as a team to properly oversee our strategies and operations. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes (i) the review of requests from board members, management, members of the Nominating and Corporate Governance Committee, stockholders and other external sources; (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates to the Board; and (iii) interviews of selected candidates by members of the Committee and the Board. All nominees must have, at a minimum, high personal and professional integrity, exceptional ability and judgment, and be effective in collectively serving the long-term interests of all stockholders, all as described above. Other qualifications that may be considered by the Committee are described in the Nominating and Corporate Governance Charter.

        All board members are expected to possess certain key attributes necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our stockholders. We look for directors with professional competencies that include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic development and manufacturing expertise, business development leadership, medical and scientific proficiencies, and government and public policy experience.

        Each of our directors brings unique perspectives and experiences to the Board of Directors and contributes in guiding and directing our strategies to meet our business objectives and to provide value to our stockholders. For example, Messrs. Conrad, Ellberger, Marucci, Penner and Shannon have all either currently or formerly been chief executive officers of life sciences or healthcare-related companies and have experienced the challenges of such a position. Similarly, Drs. Parekh and Shannon have formerly been chief scientific or chief medical officers of biotechnology companies and have the experience of guiding and directing the research and development efforts at those companies. Messrs. Ellberger, Elston and Marucci have all formerly been chief financial and chief corporate development officers at pharmaceutical and life sciences companies and have completed a significant number of financing and business development transactions. Ms. Lipton has experience in the highly regulated blood supply sector which is similar to our regulated biologics industry. Messrs. Conrad and Ellberger have many years of experience on the Boards of Directors of larger public pharmaceutical and life sciences companies.

        Independence also is an important selection criterion for nomination to our Board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Mr. Marucci and Dr. Shannon.

        Additionally, all board members are expected to act in our best interests and the best interests of our stockholders and to avoid any conflicts of interest in accordance with our Code of Business Conduct and Ethics. In selecting director nominees, the Nominating and Corporate Governance Committee seeks individuals who are free from conflicts of interest.

        Finally, candidates should be enthusiastic and excited about their service on our Board and working collaboratively with existing board members to create value for all of our stockholders.

Stockholder nominations for directorships

        Stockholders may propose a potential director candidate for consideration by the Nominating and Corporate Governance Committee by submitting their names and background to the Secretary of Celldex at 119 Fourth Avenue, Needham, Massachusetts 02494. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and consider only such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the date on which our proxy statement is released to stockholders in connection with our annual meeting, and must include the following information:

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  the name and address of record of the security holder;

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  a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

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  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Nominating and Corporate Governance Committee's written charter;

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  A description of any arrangements or understandings between the security holder and the proposed director candidate; and

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  The consent of the proposed director candidate to be named in the proxy statement relating to our annual meeting of stockholders and to serve as a director if elected at such annual meeting.

        Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or other persons, as described above and as set forth in its written charter.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee considers the Board's leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company's operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board. Currently, the roles of Chief Executive Officer and Chairman of the Board are separate. Mr. Marucci, our Chief Executive Officer, is a member of our Board. Mr. Ellberger, an independent director, serves as Chairman of the Board. The board believes that its current leadership structure provides independent board leadership, engagement, and oversight.

        In addition, our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full board on the committee's actions and areas of responsibilities.

Risk Oversight

        Although our management is responsible for implementing systems and processes to identify and manage risks, our Board has oversight responsibility for our risk management processes. In carrying out its oversight responsibility, the Board has delegated to individual committees certain elements of its risk oversight function. Our Audit Committee oversees our internal controls related to our financial reporting processes through quarterly reports from our management. Beginning in 2010, the Audit Committee will also review our risk management insurance programs. The Compensation Committee oversees risks relating to our executive compensation plans and arrangements. Beginning in 2010, the Nominating and Corporate Governance Committee will be developing practices for understanding and regularly reviewing our risk management processes for non-financial risks, including our processes for managing, monitoring and mitigating specific non-financial risks.

Stockholder Communications

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Celldex is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board of Directors as he considers appropriate.

        Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board of Directors to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board of Directors than communications regarding personal grievances, ordinary business matters, and matters as to which Celldex tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications to the Board of Directors should address such communications to: The Board of Directors, Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494, Attention: Secretary.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the extent possible that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics is publicly available on our website at www.celldextherapeutics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our Directors or Executive Officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

        The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Anthony S. Marucci	48	President, Chief Executive Officer and Director
Avery W. Catlin	62	Senior Vice President, Chief Financial Officer and Secretary
Thomas Davis	46	Senior Vice President and Chief Medical Officer
Tibor Keler	52	Senior Vice President and Chief Scientific Officer

        Anthony S. Marucci was appointed as permanent President and Chief Executive Officer of Celldex in September 2008 and as a director of the Company in December 2008. See Mr. Marucci's biography under Director Nominees above.

        Avery W. Catlin joined Celldex in January 2000. Mr. Catlin has more than 20 years of financial and business expertise in the biotechnology and medical device industries. Prior to joining Celldex, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and his M.B.A. from Babson College and is a Certified Public Accountant.

        Thomas Davis, MD became Senior Vice President and Chief Medical Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Davis was Vice President of Clinical Development and Chief Medical Officer of Celldex Research since April 2006 and Chief Medical Officer at GenVec from July 2005 to April 2006. Dr Davis was also Senior Director of Clinical Science at Medarex. He has supervised clinical efforts in adult hematologic malignancies and marrow transplantation and therapeutic antibodies at the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI) and worked with Dr. Ron Levy on the development of rituximab and idiotype vaccines at Stanford University. Dr. Davis received his B.A. degree in Biophysics from Johns Hopkins University, his M.S. degree in Physiology from Georgetown University and his M.D. from Georgetown University School of Medicine.

        Tibor Keler, Ph.D. became Senior Vice President and Chief Scientific Officer of Celldex in March 2008 upon consummation of the AVANT Merger. Dr. Keler had been Celldex Research's Vice President, Research and Discovery and Chief Scientific Officer since May 2003. In addition, he was Senior Director of Preclinical Development and Principal Scientist at Medarex, Inc. from September 1993 to March 2004. While at Medarex, he was responsible for the development of Celldex's technology and products, as well as for the preclinical development and testing of numerous Medarex products now in clinical trials. Dr. Keler received his Ph.D. in Microbiology from the University of Pennsylvania.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We reviewed the data reported in the 2008 executive compensation survey of over 400 biotechnology companies independently prepared by Aon-Radford but did not tie any aspect of compensation to any survey of peers. We believe that pay-for-performance compensation programs, which reward our executives when they achieve certain individual and/or corporate goals, create stockholder value and thus have emphasized company and individual performance in setting compensation. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our other executive officers, who are collectively referred to as our Named Executive Officers.

Administration and Objectives of Our Executive Compensation Program

        The Compensation Committee of the Board of Directors, which is comprised of independent, non-employee directors, is responsible for establishing and administering the policies governing the compensation of our employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of our strategic corporate goals, and participation in our stock option program. The stock option grants are made in accordance with our 2008 Stock Option and Incentive Plan (the "2008 Plan"). The Compensation Committee is also responsible for the administration of our 2004 Employee Stock Purchase Plan (the "2004 Plan"); in which employees participate on a voluntary basis.

        Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

  •
  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards, based upon achievement of pre-determined goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  foster a shared commitment among executives by aligning our and their individual goals; and

  •
  compensate our executives to manage our business to meet our near-term and long-term objectives.

        We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the Compensation Committee believes that a substantial percentage of the compensation of our executive officers should be performance based. The Compensation Committee uses its judgment and experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual.

        In determining whether to adjust the compensation of any one of our executive officers, including our Named Executive Officers, we annually take into account the changes, if any, in the following:

  •
  market compensation levels;

  •
  the contributions made by each executive officer;

  •
  the performance of each executive officer;

  •
  the increases or decreases in responsibilities and roles of each executive officer;

  •
  the business needs for each executive officer;

  •
  the relevance of each executive officer's experience to other potential employers; and

  •
  the readiness of each executive officer to assume a more significant role within the organization.

        In addition, with respect to new executive officers, we take into account their prior base salary and annual cash incentives, their expected contribution and our business needs. We believe that our executive officers should be fairly compensated each year relative to market pay levels within our industry and that there should also be internal equity among our executive officers.

Executive Compensation Components

        In order to both attract and retain experienced and qualified executives to manage us, the Compensation Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional incentive-based compensation through the payment of annual cash bonuses and the grant of stock-based incentive awards. This policy is designed to have a significant portion of each executive's total compensation be tied to our progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of our stockholders through equity incentive compensation.

        Our executive compensation program is primarily composed of base salary, annual incentive cash compensation payable on an annual basis and equity compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan. Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2009 based on a number of factors including:

  •
  our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

  •
  the roles and responsibilities of our executives;

  •
  the individual experience and skills of, and expected contributions from, our executives;

  •
  the amounts of compensation being paid to our other executives; and

  •
  our executives' historical compensation.

        In addition, we considered the efforts of the executive team in completing the CuraGen Merger in 2009 and thereby extending the cash available to fund operations until at least 2012 when determining the incentive compensation paid to our executives for fiscal 2009.

        We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base salary

        Each executive officer (except the chief executive officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the chief executive officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. We have historically established base salaries for each of our executives based on many factors, including average salary increases expected in the biotechnology industry in the Boston, Massachusetts and central New Jersey areas, competition in the marketplace to hire and retain executives, experiences of our Board members and leadership team with respect to salaries and compensation of executives in similarly situated companies in our industry and other similar industries, as well as additional factors which we believe enables us to hire and retain our leadership team in an extremely competitive environment. Our Compensation Committee annually reviews salary ranges and individual salaries for our executive officers.

Annual Performance-Based Cash Bonus

        We have designed our annual cash bonuses to reward our executive officers for their actual performance and contributions to our corporate goals for each year, as approved in advance by our Compensation Committee and Board of Directors. The corporate goals are allocated between specific product and financial performance targets. Achievement of our corporate goals is a substantial factor considered by our Compensation Committee in determining the annual bonuses for our executive officers. Our performance-based bonus plan emphasizes the individual performance and contributions of each of our executive officers to the achievement of certain corporate goals. The awards of annual incentive bonuses are not based on a rigid mathematical formula. Rather, the Compensation Committee retains significant discretion in determining incentive bonuses to be paid based on many factors, including the Compensation Committee's assessment of our performance and the individual's contribution to us, the individual's total compensation compared to individuals in similar positions according to the Aon-Radford compensation survey of biotechnology companies and other individual accomplishments. The Compensation Committee also takes into account the individual's contributions in resolving unanticipated matters, general economic conditions, and any other factors the Compensation Committee deems relevant.

        One element of the Compensation Committee's evaluation of performance is a review of the achievement of the pre-determined annual corporate goals. The goals are intended to focus management's priorities in our operation but it is not intended to be the only element in the Compensation Committee's determination of incentive bonuses. Accordingly, the compensation of each executive officer is based in part on the objective assessment of the achievement of corporate goals and in part on the subjective assessment of factors the Compensation Committee determines to consider at the end of each year with respect to the contribution of each executive to our business.

        At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals. Corporate goals are proposed by management, reviewed and approved by the Compensation Committee and also approved by the Board of Directors on an annual basis. The Compensation Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance shareholder value. In January 2010, prior to approving 2009 incentive bonuses, the Compensation Committee evaluated our 2009 performance by assessing if, and the extent to which, we achieved or failed to achieve the corporate goals approved by the Board of Directors for 2009. The Compensation Committee conducted this exercise in January of 2010 and the Compensation Committee determined that we had achieved 100% of our stated 2009 bonus objectives.

        Our corporate goals for 2009 and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Relative Weight	2009 Achievement
(1)	Manage clinical activities on three lead immunotherapy products:
	• Complete accrual of CDX-1307 Phase 1 studies and design CDX-1307 Phase 2 study	10	100%
	• Complete enrollment of CDX-110 ACT III study and present PFS and OS data for ACT II study at ASCO	10	100%
	• Initiate Phase 1/2 study of CDX-1401 in solid tumors	10	100%
(2)	Meet 2009 manufacturing schedule for production of clinical materials of CDX-1401, CDX-1307 and CDX-2401 within approved 2009 budget	20	100%
(3)	Select lead therapeutic antibody candidate(s) and initiate IND enabling studies in order to start a clinical program in 2010	20	100%
(4)	Prepare year-end budget to ensure sufficient cash available to fund operations through the end of 2011 and streamline non-core asset portfolio	30	100%

	Totals:	100	100%

        To optimize achievement of corporate goals, individual goals are set in support of annual corporate goals. Individual goals for 2009 overlapped with our corporate goals for 2009 and consisted of subgoals designed to achieve our corporate goals. Prior to the Compensation Committee's January 2010 meeting, Mr. Marucci reviewed in detail the performance of each executive officer, excluding himself, and considered such individual's contributions to our success in 2009. Unlike the corporate goals, the Compensation Committee did not assign a relative weight to 2009 individual goals and did not conduct a numerical assessment of achievement. Mr. Marucci's bonus recommendations were primarily driven by the fact that the Company achieved 100% of its pre-determined corporate goals in 2009 and each employee, including the executive officers, contributed to our success in achieving the 2009 corporate goals.

        The Compensation Committee discussed Mr. Marucci's recommendations for the Named Executive Officers and reviewed Mr. Marucci's performance for fiscal 2009. Based on Mr. Marucci's recommendations for each of the Named Executive Officers, the Compensation Committee's review of Mr. Marucci's performance and the 100% achievement of the corporate goals for 2009, the Compensation Committee determined that the annual cash incentives approved for each Named Executive Officer (including Mr. Marucci) should be set at least at or near the targets established for each Named Executive Officer.

        During discussions regarding the 2009 annual incentive bonus for our executives, the Compensation Committee considered and noted the following factors in assessing our 2009 performance:

        Achievement of Celldex's 2009 corporate goals:    The Compensation Committee determined that we met or exceeded our corporate goals for 2009.

        Strong financial position:    As a result of the CuraGen acquisition, we added over $70 million in cash and investments to our balance sheet, thereby extending our ability to fund operations using cash on hand into 2012.

        Progression of Celldex's clinical pipeline:    We, under the leadership of our executive officers, successfully transitioned the CDX-110 program to Pfizer and completed enrollment of the ACT III study; completed accrual of the CDX-1307 Phase 1 studies and determined the design of the ensuing Phase 2 study; initiated the Phase 1/2 study of CDX-1401 in solid tumors; and identified the next preclinical program for clinical development.

        Success during difficult economic conditions:    Our strong performance and the foregoing factors were considered in light of uncertain and volatile market conditions, difficult credit markets and a contracted global economy.

        The Compensation Committee determined that annual incentive bonuses paid to the Named Executive Officers for 2009, which met or exceeded targets, were fair, reasonable and appropriate based on the factors described above.

Equity Compensation

        We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

        Our recent practice has been to grant equity-based awards to our executive officers, if any at all, on an annual basis. All such grants are subject to approval by the Compensation Committee at a regularly scheduled meeting during the year. The date of grant and the fair market value of the award are based upon the date of the Compensation Committee meeting approving such grant. When granting equity-based awards, the Compensation Committee considers a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options to such executive officers;

  •
  vesting schedules of previously granted options;

  •
  the performance of the executives and their contributions to our overall performance;

  •
  an outside survey of stock option grants and restricted common stock awards in the biotechnology industry;

  •
  an internally prepared survey of similarly situated biotechnology companies' proxy statements;

  •
  personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies;

  •
  the financial statement impact of stock option awards on our results of operations; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Equity compensation awards to our Named Executive Officers primarily consist of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting primarily quarterly or monthly thereafter. All historical option grants were made at what our Compensation Committee and Board of Directors determined to be the fair market value of our shares of our common stock on the respective grant dates.

        On January 21, 2010, the Compensation Committee awarded a special bonus of stock options to purchase 30,000 shares, 20,000 shares, 15,000 shares and 15,000 shares of our common stock to each of Messrs. Marucci, Catlin, Keler and Davis, respectively, for their efforts and contributions to the successful completion of the CuraGen acquisition.

        On January 6, 2009, the Board of Directors awarded 5,868 shares of restricted stock having a fair value of $50,000 to each of Messrs. Marucci, Catlin, Keler and Davis based on the degree of success in 2008 of integrating the businesses of Celldex Research and AVANT following the AVANT Merger.

        We have adopted an equity grant policy that formalizes how we grant equity awards by setting a regular schedule for granting equity awards in connection with the hiring or promotion of any of our employees, granting annual equity awards and granting equity awards to non-employee directors. Such policy also outlines grant approval requirements and specifies the vesting schedule and exercise prices for restricted stock units and stock option awards. We believe that this policy will mitigate the risk that issues or concerns would be raised in the future regarding the timing of grants of equity awards to our officers, directors and employees.

Other Benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan.

 Summary Compensation Table

        The following summary compensation table reflects certain information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2009, 2008 and 2007 to each person who served as our Chief Executive Officer and Chief Financial Officer at any time during the year ended December 31, 2009 and the two other executive officers employed by us as of December 31, 2009 (collectively, the "Named Executive Officers").

Name and Principal Position	Years	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Anthony S. Marucci(4)	2009	460,255	138,774	—		775,830		—	—	8,773	1,383,632
President and Chief	2008	302,800	137,400	50,000	(5)	1,022,057		—	—	7,333	1,519,590
Executive Officer	2007	—	—	—		—		—	—	—	—
Avery W. Catlin	2009	288,607	65,000	—		382,970		—	—	5,622	742,199
Senior Vice President and	2008	262,170	57,700	50,000	(5)	762,665		—	—	3,483	1,136,018
Chief Financial Officer	2007	251,121	35,818	—		24,600	(6)	—	—	2,700	314,239
Tibor Keler., Ph.D.(7)	2009	341,561	100,000	—		429,533		—	—	3,690	874,784
Senior Vice President and	2008	250,000	96,600	50,000	(5)	1,022,057		—	—	3,822	1,422,479
Chief Scientific Officer	2007	—	—	—		—		—	—	—	—
Thomas Davis, M.D.(8)	2009	362,744	98,000	—		451,818		—	—	7,368	919,930
Senior Vice President and	2008	300,000	96,600	50,000	(5)	636,971		—	—	3,886	1,087,457
Chief Medical Officer	2007	—	—	—		—		—	—	—	—

(1)
The amounts in the Bonus column include annual bonus amounts earned by each of our Named Executive Officers in 2009, 2008 and 2007.

(2)
Except as noted in (6) below, the amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value of stock option awards made in fiscal years ended December 31, 2009, 2008 and 2007 for awards pursuant to the 2008 Plan. The 2009 dollar amount also includes the special bonus options awarded on January 21, 2010 by the Compensation Committee for the efforts and contributions to successful completion of the CuraGen acquisition.

(3)
The amounts listed in the All Other Compensation column includes our matching contribution to the 401(k) Savings Plan of each named executive officer and premiums paid for life insurance under our nondiscriminatory group plan for each named executive officer. In addition, we paid premiums of $2,550 in 2009 and 2008 for a $1,000,000 term life insurance policy on Mr. Marucci.

(4)
Mr. Marucci joined us on March 7, 2008 upon the consummation of the AVANT Merger. On September 25, 2008, Mr. Marucci became our President and CEO and his base salary was increased from $250,000 to $458,000 on an annualized basis.

(5)
On January 6, 2009, our Board of Directors awarded to each of Messrs. Marucci, Catlin, Keler, and Davis restricted shares of common stock having a value of $50,000 as a special payment for the successful integration in 2008 of the two companies as a result of the AVANT Merger.

(6)
Mr. Catlin's 2007 stock option awards were terminated upon the consumption of the AVANT Merger.

(7)
Dr. Keler joined us on March 7, 2008 upon the consummation of the AVANT Merger.

(8)
Dr. Davis joined us on March 7, 2008 upon the consummation of the AVANT Merger.

 Grants of Plan-Based Awards

        The following table provides information on stock options and stock awards granted in 2009 to each of our Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)		Exercise or Base Price of Option Awards ($/Sh)(1)
								Market Price on Date of Grant ($/Sh)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony S. Marucci	01/06/09					129,000	8.52	8.65	692,085
	01/06/09				5,868				50,000
Avery W. Catlin	01/06/09					61,000	8.52	8.65	327,265
	01/06/09				5,868				50,000
Tibor Keler, Ph.D.	01/06/09					72,250	8.52	8.65	387,621
	01/06/09				5,868				50,000
Thomas Davis, M.D.	01/06/09					76,400	8.52	8.65	409,886
	01/06/09				5,868				50,000

(1)
The exercise price of the option awards differs from the market price on the date of grant. The exercise price is determined based on the average of the high and low price of our common stock on the date of grant, while the market price on the date of grant is the closing price of our common stock on that date.

(2)
The grant date fair value is generally the amount we would expense in our financial statements over the award's service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards

        The following table sets forth certain information regarding the stock option grants and stock awards to our Named Executive Officers at the end of fiscal 2009—December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Anthony S. Marucci(1)	56,437	72,563		8.52	01/06/2019
Anthony S. Marucci(2)	242,099	12,144		8.16	03/07/2018
Avery W. Catlin(3)	—	61,000		8.52	01/06/2019
Avery W. Catlin(4)	45,834	137,499		8.16	03/07/2015
Tibor Keler, Ph.D(5)	—	72,250		8.52	01/06/2019
Tibor Keler, Ph.D(6)	242,099	12,144		8.16	03/07/2018
Thomas Davis, M.D.(7)	—	76,400		8.52	01/06/2019
Thomas Davis, M.D.(8)	89,870	58,955		8.16	03/07/2018

(1)
Options for 32,250 vested on May 1, 2009 and options for 96,750 shares vest quarterly thereafter in equal amounts on the last day of the subsequent twelve quarters.

(2)
Options for 157,093 shares vested immediately and options for 97,150 shares vest over 24 months from the date of grant.

(3)
Options for 15,250 vested on January 6, 2010 and options for 45,750 shares vest quarterly thereafter in equal amounts on the last day of the subsequent twelve quarters.

(4)
Options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(5)
Options for 18,062 vested on January 6, 2010 and options for 54,188 shares vest quarterly thereafter in equal amounts on the last day of the subsequent twelve quarters.

(6)
Options for 157,093 shares vested immediately and options for 97,150 shares vest over 24 months from the date of grant.

(7)
Options for 19,100 vested on January 6, 2010 and options for 57,300 shares vest quarterly thereafter in equal amounts on the last day of the subsequent twelve quarters.

(8)
Options for 24,761 shares vested immediately, options for 26,914 shares vest over 25 months from the date of grant and options for 97,150 shares vest 25% on the first anniversary of the date of grant and then pro-rata over the remaining 36-month vesting period.

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the number of option exercises in fiscal 2009 and the number of shares of stock issued under the 2008 Plan that vested in fiscal 2009 and the corresponding amounts realized by our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Anthony S. Marucci	—	—	5,868	50,000
Avery W. Catlin	—	—	5,868	50,000
Tibor Keller, Ph.D.	—	—	5,868	50,000
Thomas Davis, M.D.	—	—	5,868	50,000

(1)
On January 6, 2009, the Board of Directors awarded 5,868 shares of restricted stock having a fair value of $50,000 to each of Messrs. Marucci, Catlin, Keler and Davis based on the degree of success in 2008 of integrating the businesses of Celldex Research (then known as Celldex) and Celldex (then known as AVANT) following their merger. The stock awards were fully vested at grant.

Employment Agreements

        On July 23, 2008, we entered into an employment agreement ("Employment Agreement") with Anthony S. Marucci (the "Executive"). Mr. Marucci served as the Company's Executive Vice President, Corporate Development from March 7, 2008 and served as our Chief Executive Officer and President on an interim basis until September 25, 2008 when he was appointed as our permanent Chief Executive Officer. The Employment Agreement provides, among other things, for: (i) an annual base salary of $250,000 (increased to $458,000 on September 25, 2008); (ii) an annual cash bonus in an amount established by our Board of Directors; (iii) a weekly bonus of $3,992.31 during the period in which the Executive serves as interim Chief Executive Officer and President (which ended on September 25, 2008); (iv) a lump sum severance payment equal to 200% of the Executive's then-base salary (not including bonus) in the event that his employment is terminated without cause or he resigns "for good reason" (as defined in the Employment Agreement); and (v) accelerated vesting of any unvested Equity Awards (as defined in the Employment Agreement) and a lump sum cash payment equal to twenty four (24) times Executive's highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination plus the average of the annual discretionary bonuses (but not the bonuses received for serving as interim Chief Executive Officer) received by the Executive during the two full fiscal years prior to the date of termination in the event of termination without cause or resignation "for good reason" by the Executive within one year immediately following a Change in Control (as defined in the Employment Agreement). The Employment Agreement has an initial term through July 30, 2011 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew.

        On January 6, 2009, we entered into employment agreements with Mr. Catlin and Drs. Davis, M.D. and Keler, Ph.D.

        The employment agreements between us and Messrs. Catlin, Davis and Keler provide, among other things, for: (i) annual base salary ($288,250 in the case of Mr. Catlin, $362,400 in the case of Dr. Davis, and $342,000 in the case of Dr. Keler); (ii) an annual discretionary bonus in an amount established by our Board of Directors or the Compensation Committee thereof; (iii) a lump sum severance payment equal to 200% of the executive's then-base salary in the event that his employment is terminated without cause or he resigns "for good reason" (as defined in the employment agreement); and (iv) accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twelve (12) times the executive's highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination plus the average of the annual discretionary bonuses received during the two full fiscal years prior to the date of termination in the event of termination without cause or resignation "for good reason" by the executive within one year immediately following a change in control (as defined in the employment agreement).

        The employment agreements have an initial term through December 31, 2011 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew. We may terminate the employment agreements without cause, on 90-days' prior notice, or for cause, subject to a 30-day cure period in certain circumstances.

        On January 6, 2009, we also entered into an amended and restated employment agreement with Anthony S. Marucci, President and Chief Executive Officer, which removed references to his being "interim" Chief Executive Officer and President and conformed the initial term and other provisions so that they are coordinated with the employment agreements entered into and between us and Messrs. Catlin, Davis and Keler.

Pension Benefits

        None of our Named Executive Officers participate in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our Named Executive Officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination of Employment or Change in Control

        Certain of our Named Executive Officers have and had provisions in their employment agreements regarding severance upon certain termination events or acceleration of stock options in the event of our change of control or termination following a change of control. These severance and acceleration provisions are described in "Employment Agreements," and certain estimates of these change of control benefits are provided in the tables below.

Anthony S. Marucci

        The following table describes the potential payments and benefits upon employment termination for Anthony S. Marucci, President and Chief Executive Officer, as if his employment had terminated as of December 31, 2009, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$925,160	$925,160	$—	$925,160
Bonus	—	—	—	—	138,087
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	35,594	35,594	—	35,594

Total	$—	$960,754	$960,754	$—	$1,098,841

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twenty-four times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

Avery W. Catlin

        The following table describes the potential payments and benefits upon employment termination for Avery W. Catlin, Chief Financial Officer, as if his employment had terminated as of December 31, 2009, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$582,770	$582,770	$—	$291,385
Bonus	—	—	—	—	61,350
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	26,307	26,307	—	26,307

Total	$—	$609,077	$609,077	$—	$379,042

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twelve times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

Tibor Keler, Ph.D.

        The following table describes the potential payments and benefits upon employment termination for Tibor Keler, Ph.D., Chief Scientific Officer, as if his employment had terminated as of December 31, 2009, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$690,840	$690,840	$—	$345,420
Bonus	—	—	—	—	98,300
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	35,594	35,594	—	35,594

Total	$—	$726,434	$726,434	$—	$479,314

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twelve times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

Thomas Davis, M.D.

        The following table describes the potential payments and benefits upon employment termination for Thomas Davis, M.D., Chief Medical Officer, as if his employment had terminated as of December 31, 2009, the last business day of our latest fiscal year.

Executive benefits and payments upon termination	Voluntary resignation for no good reason	Voluntary resignation for good reason	Termination by Celldex not for cause	Termination by Celldex for cause	Voluntary termination by the executive for good reason or termination by Celldex without cause in connection with or following change of control(1)
Base salary	$—	$732,048	$732,048	$—	$366,024
Bonus	—	—	—	—	97,300
Equity Awards Acceleration	—	—	—	—	—
Continuation of Health Benefits	—	35,594	35,594	—	35,594

Total	$—	$767,642	$767,642	$—	$498,918

(1)
On change of control, the employee is generally entitled to a lump sum payment equal to twelve times the employee's highest monthly base salary payment over the prior twenty-four months plus the employee's average annual discretionary bonuses received during the two full fiscal years prior to the date of termination.

 Director Compensation

        Effective March 8, 2008, the following director non-equity compensation policy was adopted. Directors who are not our employees are each entitled to receive a retainer fee of $50,000 each fiscal year ("Annual Retainer"). The Chairman of the Board is entitled to receive an annual retainer fee of $40,000 in addition to his or her Annual Retainer and any retainer for committee service. The Chairperson of each committee of the Board of Directors is entitled to receive an annual retainer fee of $30,000 in addition to his or her Annual Retainer. Each committee member (other than the Chairperson of a committee) will receive an annual retainer of $20,000 in addition to his or her Annual Retainer. Each Director who resides outside the United States shall receive an additional stipend of $20,000. Stipends and retainers are paid in advance on a quarterly basis. The Directors shall be reimbursed for necessary travel and business expenses as incurred but will not receive any additional fees for attending meetings or calls of the Board of Directors. To further align the interests of the members of the Board with the stockholders of the Company, the Board, at the recommendation of the Compensation Committee, amended its non-equity compensation policy on December 16, 2009 to provide that new board members will receive an initial stock option grant to purchase 8,000 shares of the Company's common stock upon joining the Board and that all non-employee directors will receive an annual grant of 2,000 shares of restricted stock each year following the annual stockholders' meeting.

        On December 16, 2009, the Board of Directors granted to Dr. Shannon, as our new director, stock options to purchase 8,000 shares of our common stock, having a grant date of December 23, 2009, having an exercise price of $4.48 per share, and which was (i) granted pursuant to the 2008 Plan as a "Nonqualified Stock Option", as such term is defined in the 2008 Plan; and (ii) subject to a vesting schedule whereby 100% of the shares subject to the Option vest on the first anniversary date of grant (so long as the director remains a member of the Board as of such date).

        Also on December 16, 2009, the Board of Directors granted, as an annual award, to each non-employee member of the Board (specifically Messrs. Ellberger, Conrad, Elston, Penner, Parekh, Schaller and Shannon and Ms. Lipton) 2,000 shares of our common stock, having a grant date of December 23, 2009, and which was (i) granted pursuant to the 2008 Plan as "Restricted Stock", as such term is defined in the 2008 Plan; and (ii) subject to a vesting schedule whereby an equal number of the shares of common stock shall become vested and no longer be subject to risk of forfeiture on each of March 23, 2010, June 23, 2010, September 23, 2010 and December 23, 2010 (so long as the director remains a member of the Board as of such date).

        As of December 31, 2009, our non-employee directors had the following stock options outstanding: Larry Ellberger—29,728, Herbert J. Conrad—29,879, George O. Elston—29,879, Karen Shoos Lipton—29,728, Dr. Rajesh B. Parekh—29,879, Harry H. Penner, Jr.—29,728, Charles R. Schaller—26,882 and Timothy M. Shannon, M.D.—300,936.

        The following table summarizes the annual compensation for our non-employee directors during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Larry Ellberger	105,000	8,960	—	—	—	—	113,960
Herbert J. Conrad	80,000	8,960	—	—	—	—	88,960
George O. Elston	75,000	8,960	—	—	—	—	83,860
Karen Shoos Lipton	70,000	8,960	—	—	—	—	78,960
Dr. Rajesh B. Parekh	100,000	8,960	—	—	—	—	108,960
Harry H. Penner, Jr.	90,000	8,960	—	—	—	—	98,960
Charles R. Schaller	110,000	8,960	—	—	—	—	118,960
Timothy M. Shannon, M.D.	12,500	8,960	21,360	—	—	—	42,820

(1)
The amounts in the Stock Awards column reflect the grant date fair value of restricted stock awards of 2,000 shares made in 2009 to each of our non-employee directors for awards pursuant to the 2008 Plan.

(2)
The amounts in the Option Awards column reflect the dollar amounts for the aggregate grant date fair value of stock option awards made in 2009 for awards pursuant the 2008 Plan.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors was composed at by the following three non-employee directors: Messrs. Rajesh B. Parekh, Chairman, Harry H. Penner, Jr. and Charles R. Schaller. None of these Compensation Committee members was an officer or employee of us during the year. No Compensation Committee interlocks between us and another entity existed.

Risk Considerations

        We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on our results of operations or financial condition. We are an early stage biopharmaceutical company that is generating a pipeline of drug candidates to treat cancer and other difficult-to-treat diseases and do not yet generate earnings. As discussed above in our Compensation Discussion and Analysis section we use a mix of performance goals in our annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value.

 COMPENSATION COMMITTEE REPORT*

        Our Compensation Committee has reviewed the Compensation Discussion and Analysis with management and based on a review of the Compensation Discussion Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

Compensation Committee Dr. Rajesh B. Parekh, Chairman Harry H. Penner, Jr. Charles R. Schaller

*
The foregoing report of the Compensation Committee is not to be deemed "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

 REPORT OF THE AUDIT COMMITTEE*

        The undersigned members of the Audit Committee of the Board of Directors of Celldex submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2009 as follows:

  1.
  The Audit Committee has reviewed and discussed with management the audited financial statements for Celldex for the fiscal year ended December 31, 2009.

  2.
  The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit. PricewaterhouseCoopers LLP has also communicated with the Audit Committee on matters required by Rule 2-07 of Regulation S-X.

  3.
  The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent public accounting firm, the auditors' independence from management and Celldex including the matters in the written disclosures and the letter from the independent auditors required by PCAOB rule 3526.

        In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Celldex's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee George O. Elston, Chairman Larry Ellberger Harry H. Penner, Jr.

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of July 21, 2010 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company's current directors; (ii) each of the Named Executive Officers; (iii) the current executive officers; (iv) all of the executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock.

        For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC's rules, shares of the Company's common stock issuable under options that are exercisable on or within 60 days after July 21, 2010 ("Presently Exercisable Options") are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

        The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 31,886,930 shares of common stock outstanding as of July 21, 2010 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Business Address of Beneficial Owners*	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(2)
Directors and Executive Officers
Larry Ellberger	45,728	(3)	**
Herbert J. Conrad	30,879	(4)	**
George O. Elston	30,879	(5)	**
Karen Shoos Lipton	31,061	(6)	**
Dr. Rajesh B. Parekh	30,879	(7)	**
Harry H. Penner, Jr.	31,144	(8)	**
Charles R. Schaller	47,882	(9)	**
Timothy M. Shannon	372,833	(10)	1.16%
Anthony S. Marucci	342,673	(11)	1.06%
Avery W. Catlin	123,650	(12)	**
Dr. Thomas Davis	146,911	(13)	**
Tibor Keler	287,204	(14)	**
All Directors and Executive Officers as a group (12 persons)	1,521,723	(15)	4.58%

*
Unless otherwise indicated, the address is c/o Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

**
Less than 1%.

(1)
Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2)
Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(4)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(5)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(6)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(7)
Includes 29,879 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(8)
Includes 29,728 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(9)
Includes 26,882 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(10)
Includes 292,936 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(11)
Includes 326,805 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(12)
Includes 114,541 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(13)
Includes 141,043 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(14)
Includes 281,336 shares of common stock underlying options which are or may be exercisable as of July 21, 2010 or 60 days after such date.

(15)
Please refer to footnotes 3 - 14.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Celldex's directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2009, all reports required to be filed under Section 16(a) were filed on a timely basis.

Transactions with Related Persons

        It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Celldex's business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Celldex complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee's procedures for reviewing related party transactions are not in writing. In fiscal 2009, there were no related party transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE DIRECTOR NOMINEES

PROPOSAL 2: RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009

(Proposal No. 2)

        The Audit Committee has reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2010, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting of Stockholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

        The following table summarizes the fees for professional services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2009	2008
	(In thousands)
Audit Fees	$604	$609
Audit-Related Fees	110	—
Tax Fees	51	—
All Other Fees	2	2

Total Fees	$767	$611

Audit Fees

        Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

        Audit-related fees are for assurance and other activities not explicitly related to the audit of our financial statements, and consisted principally of fees for due diligence in connection with the CuraGen acquisition.

Tax Fees

        Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

        All other fees consist of fees relating to an accounting research tool.

        The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to Celldex by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for Celldex if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

        The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining PricewaterhouseCoopers, LLP's independence and has determined that such services for fiscal years 2009 and 2008 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

        The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 61, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the board of directors that the audit financial statements be included in our annual report of Form 10-K.

Changes in Independent Accountants

        On March 7, 2008, we consummated the AVANT Merger pursuant to which Callisto Merger Corporation ("Merger Sub"), a wholly owned subsidiary of Celldex (then AVANT) merged with and into Celldex Research (then Celldex), a privately-held company. Pursuant to the terms of the AVANT Merger, shares of Celldex's common stock were issued to the shareholders of Celldex Research and Celldex Research became a wholly-owned subsidiary of Celldex. The AVANT Merger was accounted for using the purchase method of accounting and was treated as an acquisition by Celldex Research of Celldex with Celldex Research being considered the accounting acquirer based on the application of criteria specified in Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combination, ("SFAS 141"), even though Celldex was the issuer of common stock and the surviving legal entity in the transaction. Because Celldex Research was determined to be the acquirer for accounting purposes, the historical financial statements of Celldex Research became the historical financial statements of the combined company as of the closing of the AVANT Merger.

        Celldex Research's financial statements for 2006 and 2007 were audited by Ernst & Young LLP ("E&Y"). Since 1994, Celldex's financial statements were audited by PricewaterhouseCoopers ("PwC"). As of March 7, 2008, the effective date of the Merger, the Audit Committee of the Company authorized PwC to continue as Celldex's independent accountants for 2008. The Staff of the Securities and Exchange Commission takes the position that in a transaction such as the AVANT Merger, there is always a change of independent accountants (unless the same firm had served as the independent accountants of both the acquiring and the acquired companies). Accordingly, Celldex filed a Current Report on Form 8-K on June 9, 2008 to report that when Celldex's Audit Committee authorized PwC continue as Celldex's independent accountants, as a technical matter that authorization resulted in E&Y being "dismissed" as Celldex Research's independent accountants.

        During the immediately preceding two years, E&Y's report on the financial statements of Celldex Research did not contain an adverse opinion or disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two fiscal years preceding the "dismissal" of E&Y:

  •
  There were no disagreements between Celldex Research or Celldex and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

  •
  None of the "reportable events" listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Item 304") occurred, except as set forth below.

  •
  Response to paragraph (a)(1)(v)(A) of Item 304—On May 7, 2008, E&Y reported to Celldex's management and Audit Committee that it had noted the following material weaknesses in Celldex Research's internal control over financial reporting: (i) during 2007, Celldex Research did not maintain an effective segregation of duties (specifically, certain authority and responsibility were not appropriately assigned and delegated to employees within the organization); and (ii) during 2007, Celldex Research did not maintain effective internal control over the financial statement closing process (specifically, Celldex Research did not maintain formal, written policies and procedures governing the financial close and reporting process to ensure an accurate and timely financial statement closing process). The latter control deficiency resulted in misstatements to general and administrative expense, research and development expense and accrued liability accounts and related financial statement disclosures. Management of Celldex had already noted those material weaknesses as of March 31, 2008, and there was no disagreement with E&Y concerning these matters. These material weaknesses were discussed with Celldex's Audit Committee. Celldex has authorized E&Y to respond fully to the inquiries of the successor accountant with respect to these matters, without limitations.

        Celldex provided E&Y with a copy of the disclosures that Celldex made in its current report on Form 8-K and which is repeated herein in response to Item 304 and requested that E&Y furnish to Celldex a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by Celldex in response to Item 304 and, if not, stating the respects in which it does not agree. Celldex filed the letter received from E&Y in response to that request as an exhibit to the Current Report on Form 8-K filed with the Commission on June 9, 2008.

        As discussed above, when Celldex's Audit Committee authorized PwC to continue as Celldex's independent accountants, PwC became engaged as Celldex's independent registered public accounting firm as of March 7, 2008. During the two most immediately preceding fiscal years and through March 7, 2008, Celldex Research had not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Celldex Research's financial statements, and neither a written report was provided to Celldex Research nor oral advice was provided that PwC concluded was an important factor considered by Celldex Research in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC
ACCOUNTING FIRM

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2011 Annual Meeting

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Celldex's proxy statement and form of proxy for our 2011 annual meeting must be received by Celldex on or before February 7, 2011 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

        Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Celldex at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Celldex at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by Celldex. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Celldex Therapeutics. Inc., 119 Fourth Avenue, Needham, Massachusetts 02494-2725, Attn.: Secretary.

ANNUAL REPORT

        Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Corporate Secretary, Celldex Therapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on July 28, 2010. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

        Our audited financial statements for the fiscal year ended December 31, 2009 and certain other related financial and business information are contained in our 2010 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

 OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
/s/ AVERY W. CATLIN Chief Financial Officer and Secretary

Needham, MA
August 6, 2010

CELLDEX THERAPEUTICS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

For The Annual Meeting of Stockholders on September 15, 2010

The undersigned hereby appoints Avery W. Catlin and Anthony S. Marucci, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of common stock held of record by the undersigned on July 28, 2010 at the Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, on September 15, 2010 at 9:00 am. local time, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CELLDEX THERAPEUTICS, INC.

September 15, 2010

Please date, sign and mail your

proxy card in the envelope provided as soon as possible!

Please detach along perforated line and mail in the envelope provided

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR ALL OF THE PROPOSALS.

Please Mark Your Vote In Blue Or Black As Shown Here☒

1. ELECTION OF DIRECTORS		For All	Withhold All	For All Except
		☐	☐	☐
Nominees:	01) Larry Ellberger
02) Anthony S. Marucci
03) Herbert J. Conrad
04) George O. Elston
05) Karen Shoos Lipton
06) Dr. Rajesh B. Parekh
07) Harry H. Penner, Jr.
08) Timothy M. Shannon

2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010;

☐FOR   ☐AGAINST

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUALMEETING OR ANY ADJOURNMENT OR

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

Dated: , 2009
(SIGNATURE)	(SIGNATURE, IF HELD JOINTLY)

NOTE:

Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 15, 2010.

Our proxy materials including our Proxy Statement for the 2010 Annual Meeting, 2009 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card are available on the Internet at www.proxyvote.com.

QuickLinks

ABOUT THE MEETING
PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED
(Proposal No. 1)
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards
Option Exercises and Stock Vested
Employment Agreements
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments upon Termination of Employment or Change in Control
Director Compensation
Compensation Committee Interlocks and Insider Participation
Risk Considerations
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2: RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009
(Proposal No. 2)
STOCKHOLDER PROPOSALS
OTHER MATTERS